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                                   EXHIBIT 11
                             EAGLE BANCSHARES, INC.


Statement re:     Computation of per share earnings

Below is a reconciliation for the three and nine month periods ended December 31, 1997 and 1996 of the difference between average basic common shares outstanding and average diluted common shares outstanding.



(in thousands)                                  THREE MONTHS                NINE MONTHS
                                                 DECEMBER 31,                DECEMBER 31,
                                             1997          1996          1997          1996
                                      --------------------------------------------------------
Average common shares - basic                5,695         5,528         5,671         5,528
Effect of dilutive stock options               174           177           146           177
                                      --------------------------------------------------------
Average common shares - diluted              5,869         5,705         5,817         5,705
                                      --------------------------------------------------------







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